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                                                                   EXHIBIT 10(e)
                                                                   -------------


                              CONSULTING AGREEMENT
                              --------------------


          THIS AGREEMENT, made and entered into this 29th day of December, 1993, by and between MINE SAFETY APPLIANCES COMPANY ("MSA"), a Pennsylvania corporation, and LEO N. SHORT, JR. ("Mr. Short").

                                  WITNESSETH:
                                  -----------

          WHEREAS, Mr. Short has been employed by MSA since July 15, 1947 and served as its President and Chief Executive Officer from January 17, 1986 to April 25, 1990 and as its Chairman of the Board and Chief Executive Officer from that date until September 30, 1991; and

          WHEREAS, Mr. Short retired as an employee of the Company on February 1, 1992; and

          WHEREAS, MSA does not wish to lose the benefit of Mr. Short's experience with MSA and his familiarity of its operations and desires to be able to call on his advice and expertise from time to time upon the terms and subject to the conditions hereafter set forth;

          NOW, THEREFORE, in consideration of the mutual agreements contained herein and intending to be legally bound hereby, MSA and Mr. Short promise and agree as follows:

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          1.  Terms of Agreement.  This Agreement shall become effective
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February 1, 1994 and shall continue thereafter to and including January 31,
1995. Notwithstanding the expiration of the foregoing initial term, this Agreement shall automatically renew for successive one-year terms unless either party shall give written notice of cessation of the Agreement not less than 30 days prior to the expiration of either the initial term or any successive one-year term.

          2.  Nature of Mr. Short's services.  Mr. Short shall provide such
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advice and consulting services to MSA as shall from time to time be mutually agreed between the parties. In connection therewith, Mr. Short shall make himself reasonably available for general advice and consultation in connection with aspects of the international operations and business of MSA and its subsidiaries, including service as a member of the designated international subsidiaries' Boards of Directors or any Committee thereof, and as Chairman of MSA International, if and for so long as the Board may request.

          3.  Compensation of Mr. Short.  As full compensation for services
              -------------------------
rendered to MSA pursuant to the terms of this Agreement, excluding service as a member of the Board of Directors or a member of any Committee thereof, MSA shall pay Mr. Short an annual consulting fee of $30,000, in monthly or such other convenient installments as may be mutually agreed by Mr. Short and MSA. It is fully understood and agreed by Mr. Short that payment of the annual consulting fee shall be in full payment for Mr. Short's services hereunder, and that MSA shall be under no obligation to provide any employee benefits of any nature whatsoever, except those employee benefits to which Mr. Short may be or

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may become entitled as a result of his services as an officer, director or employee of MSA.

          In the performance of the work and services hereunder, Mr. Short recognizes that due to being a retired former employee, he is considered a temporary employee for tax purposes only and shall be considered as an independent consultant and contractor for all other purposes. Mr. Short understands that MSA will withhold from each payment of wages the appropriate amounts for social security and withholding taxes, as well as state income and local wage taxes, if applicable. Mr. Short will supply MSA with executed exemption certificates.

          4.  Facilities and Expenses.  During the term of this Agreement, MSA
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will supply Mr. Short with office space, secretarial staff and such other facilities and support services as he may reasonably request to carry out his duties hereunder. Such office space, facilities and services may be located at or provided by any one of the offices of MSA or such other reasonably convenient location as may be designated by Mr. Short. MSA shall reimburse Mr. Short for all reasonable out-of-pocket travel and other business expenses incurred by him in connection with the services to be provided to MSA pursuant to this Agreement.

          5.  Confidential Information; Noncompetition.  Mr. Short acknowledges
              ----------------------------------------
that during the course of his employment with MSA he has acquired and may subsequently acquire privileged and confidential information concerning MSA's current and prospective

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customers, its methods and ways of doing business, its plans and goals for future activities and other confidential or proprietary information belonging to MSA or relating to its affairs (collectively referred to herein as the "Confidential Information"). Mr. Short further acknowledges and agrees that the Confidential Information is the property of MSA and that any misappropriation or unauthorized use or disclosure of the Confidential Information would cause irreparable injury to MSA, and that it is essential to the protection of MSA and its good will, and to the maintenance of its competitive position that the Confidential Information be kept secret and not be disclosed to others.

          Mr. Short further agrees that during the term of this Agreement and thereafter, he shall hold and safeguard the Confidential Information in trust for MSA, its successors and assigns, and that he shall not, without the prior written consent of MSA, misappropriate or disclose or make available to anyone for use outside the corporation at any time. Further, Mr. Short agrees that he shall not, without first obtaining the written consent of MSA, directly or indirectly engage in or assist any business which is in competition with MSA or any of its subsidiaries.

          6.  Death Prior to Termination of Agreement.  In the event of Mr.
              ---------------------------------------
Short's death during the term of this Agreement or extensions thereof, the duties and obligations of both Mr. Short and MSA shall terminate effective on such date, except that in the event that Mr. Short's death occurs prior to January 31, 1995 or any extended date, MSA shall pay the balance of the consulting fee otherwise due Mr. Short for the remainder of the term to his surviving spouse or estate (whichever may apply) in a single sum.


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          7.  Disability or Incapacity.  In the event that Mr. Short shall, in
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the opinion of the Board of Directors of MSA, be unable, by reason of mental or physical disability or incapacity, to perform the consulting services otherwise required herein, MSA may, at its option, terminate this Agreement effective as of any date not less than 60 days following the date of delivery of written notice of termination to Mr. Short or his representative. Such declaration and notice shall cause MSA to pay the balance of the consulting fee otherwise due Mr. Short for the remainder of the initial term to his personal representative in a single sum.

          8.  Assignment.  Except with respect to the death or disability
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payments described in Paragraphs 6 and 7 hereof, the benefits of this Agreement are and shall be personal to Mr. Short, shall inure to the benefit of Mr. Short's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees or legatees. This Agreement shall be binding upon and shall inure to the benefit of MSA, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of MSA, or to any assignee thereof.


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          9.  Governing Law.  This Agreement shall be governed by and construed
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in accordance with the laws of the Commonwealth of Pennsylvania.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

ATTEST:                             MINE SAFETY APPLIANCES COMPANY



/S/ Donald H. Cuozzo                  By /S/John T. Ryan III
- -------------------------------       ----------------------------------
          Secretary                         John T. Ryan III, President,
                                            Chairman and Chief Executive
                                            Officer

WITNESS:



/S/ Elmira F. Potochnik                /S/Leo N. Short, Jr.
- ---------------------------------      ---------------------------------
                                          Leo N. Short, Jr.

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